UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 8, 2021

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on June 8, 2021 to consider and vote on the following: (1) election of directors (“Proposal 1”), (2) ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021 (“Proposal 2”), (3)  approval of an amendment to our Certificate of Incorporation to effect an increase in authorized common stock from 300,000,000 shares to 400,000,000 shares (“Proposal 3”), and (4) advise the Company whether stockholders approve the compensation of the Company’s named executive officers (“Proposal 4”).

Common stock and Series A convertible preferred stock voted as a single class on all matters. There were present in person or by proxy 124,820,173 votes, representing a majority of the total outstanding eligible votes as of the record date for the meeting.

Proposal 1.
Election of Directors. The stockholders elected the following eight directors to serve until the next annual meeting, or until their successors are elected and qualified, by the votes set forth below:

Nominee	FOR	WITHHELD
01) Carl Spana, Ph.D.	40,224,918	14,325,733
02) John K.A. Prendergast	33,680,892	20,869,759
03) Robert K. deVeer, Jr.	42,571,434	11,979,217
04) J. Stanley Hull	42,324,003	12,226,648
05) Alan W. Dunton, M.D.	42,974,111	11,576,540
06) Arlene M. Morris	41,173,191	13,377,460
07) Anthony M. Manning, Ph.D.	38,816,903	15,733,748

Broker Non-Votes: 70,269,522 for each director

Proposal 2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021, by the votes set forth below:

For	Against	Abstain
109,952,561	11,578,337	3,289,275

Broker Non-Votes: not applicable

Proposal 3.
Amendment to Certificate of Incorporation to Increase Authorized Common from 300,000,000 Shares to 400,000,000 Shares. As disclosed below under Item 8.01, incorporated herein by reference, upon motion the Annual Meeting was adjourned on Proposal 3.

Proposal 4.
Say-on-Pay. The stockholders voted to advise the Company that they do approve the compensation of the Company’s named executive officers by the votes set forth below:

For	Against	Abstain
35,028,843	18,065,507	1,456,301

Broker Non-Votes: 70,269,522

Item 8.01 Other Events.

At the time of the Annual Meeting, there were insufficient votes to pass Proposal 3, which sought an amendment to the Company’s Certificate of Incorporation to effect an increase in authorized common stock from 300,000,000 shares to 400,000,000 shares. Upon motion, the Annual Meeting was adjourned on Proposal 3, and as announced at the Annual Meeting, such meeting will reconvene at 9:00 a.m. Eastern Daylight Time on July 8, 2021 virtually at http://www.virtualshareholdermeeting.com/PTN2021. During the period of adjournment, the Company will continue to accept stockholder votes on Proposal 3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1
Press Release dated June 10, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: June 10, 2021	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

99.1
Press Release dated June 10, 2021.